SECOND AMENDMENT TO MASTER LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO MASTER LOAN AND SECURITY AGREEMENT (“Second Amendment”) made this 29th day of March, 2007 by and among SUNTRUST BANK, with its principle banking office located at 200 S. Orange Avenue, Orlando, Florida 32801 (“Bank”), and CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (“Borrower”).

RECITALS

  Borrower and Bank entered into a Master Loan and Security Agreement, dated May 31, 2002 (“Original Loan Agreement”) which was subsequently amended by that Amendment to Master Loan and Security Agreement, dated August 15, 2003, (“First Amendment to Loan Agreement”) (the Original Loan Agreement and First Amendment Loan Agreement collectively referred to as “Loan Agreement”).

  The Original Loan Agreement was executed as part of the loan documents evidencing the Bank’s Seven Million ($7,000,000.00) Dollar loan to Borrower, and as further evidenced by the SunTrust Promissory Note, dated May 31, 2002 in the original principal amount of Seven Million ($7,000,000.00) Dollars, (“Original Note”) executed by Borrower, and subsequently amended by that certain Allonge to Promissory Note Dated May 31, 2002, (“Allonge”) executed by Borrower on August 15, 2003, increasing the outstanding principal balance due under the Original Note from Seven Million ($7,000,000.00) Dollars to Ten Million ($10,000,000.00) Dollars. (The Original Note and Allonge collectively referred to as “Ten Million Dollar Promissory Note”).

  Contemporaneous with the execution of this Second Amendment, Borrower has executed a Modified Additional Advance Promissory Note (“Modified Note”) modifying the Ten Million ($10,000,000.00) Dollar Promissory Note by increasing the outstanding principal balance to Twenty Million ($20,000,000.00) Dollars.

  The parties desire to amend certain terms and provisions of the Loan Agreement as more particularly set forth below.

  Unless and except as expressly modified herein, the capitalized terms and defined terms utilized and set forth herein shall have the means and definitions ascribed to them in the Loan Agreement.

NOW, THEREFORE, for the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto agree as follows:

1.  Recitals. The above recitals are true and correct and are expressly incorporated herein.

2.  Definitions. Section 1, Sub-Paragraphs (d), (f), (i), (k), (n), (o), (p), (q), (r), (s), (t), (u), (v), (x), (z), (aa), (bb), (cc), (dd), (ee), (ff), (gg) are hereby deleted.

3.  Promissory Note. Section 1.1 Sub-Paragraph L, of the Loan Agreement is hereby deleted and restated to provide as follows:

“Note” shall mean the Modified Note, executed simultaneously with this Second Amendment to Loan Agreement, dated March 29, 2007, in the original principal amount of Twenty Million ($20,000,000.00) Dollars.

4.  The Facilities. Subparagraphs (1), (2), (3), (4), and (5), of Section 2.1 and the first unnumbered paragraph of Section 2.1 all of the Loan Agreement are hereby deleted and restated in their entirety as follows:

2.1 Loan/Notes. Subject to the terms and conditions of this Agreement, as subsequently modified, the Bank agrees to loan to Borrower the maximum sum of Twenty Million ($20,000,000.00) Dollars, as an unsecured, revolving credit line under the following terms:

1) Borrower. The advance shall be made to Borrower, who shall be responsible for the repayment of the advance and all interest and other charges.

2) Amount of Loan. The original, maximum loan amount shall mean Twenty Million ($20,000,000.00) Dollars.

Advances under the Note shall be subject to the following additional requirements: a) Borrower shall not be in default with any obligations due to the Bank; and b) the Operating Account must be maintained by Borrower with Bank.

3) Purpose. Advances under the Line of Credit will be used for the general corporate purposes of Borrower.

4) Term of Line. The line shall be represented by a promissory note or notes, payable in accordance with the Note. The Bank’s advance obligation to advance under this Line of Credit may be terminated at any time if: (i) in the sole opinion of the Bank, the Borrower is no longer creditworthy, (ii) it is learned that the Borrower made material misrepresentation to obtain the credit, (iii) the Borrower refuses to cooperate with Bank by the submission of requested information in order to evaluate or update the Borrower’s overall financial condition, (iv) the Borrower no longer maintains a satisfactory relationship with the Bank. After the expiration of the initial two (2) year term of the Note, the Note and Agreement may be reviewed annually by the Bank for extension for additional one (1) year terms. The Bank shall determine whether or not to extend the Maturity Date of the Note in its sole and absolute discretion. Among other factors the Bank may consider for each one (1) year extension of the Note and Agreement the Bank may consider the Borrower’s overall banking relationship with the Bank, the financial condition of the Borrower, and the Borrower’s willingness to cooperate in submitting requested reports, information and data with which the Bank may evaluate the Borrower’s overall creditworthiness.

5) Interest Rate. Interest shall be charged on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed and shall accrue on the principal amount of the Loan outstanding from time to time at a floating rate per annum equal to one hundred forty (140) basis points in excess of the Monthly Libor Index in effect from time to time (the “Applicable Interest Rate”). The Applicable Interest Rate shall be computed monthly on the first (1st) day of each month. “Libor Rate” shall mean an interest rate per annum equal to the thirty (30) day (one month) London Interbank Offered Rate set for the period as published on each Business Day in the Money Rate section of The Wall Street Journal (or The New York Times in the event The Wall Street Journal no longer exists or ceases to publish LIBOR rates) without adjustment by Lender.

5.  Line Pay Down. Section 2.1, Sub-Paragraph (8) is hereby deleted.

6.  Annual Reports. Section 2.1, Sub-Paragraph (13) is hereby restated as follows:

The Borrower shall furnish to Bank, within ninety (90) days after the end of each fiscal year, a profit loss statement, reconciliation of surplus statement of the Borrower for each fiscal year, and a balance sheet at the end of such year, audited by independent, certified public accountants of recognized standing, selected by Borrower and satisfactory to Bank. Tax returns shall be furnished within thirty (30) days from the date of filing with the United States Treasury Department. Borrower shall provide annual reports as required herein beginning with the calendar year 2007. All reports shall be prepared in accordance with generally accepted accounting standards and certified by the Chief Financial Officer of the Borrower as being true and accurate.

7.  Authorization of Borrower. Section 3.2, Sub-Paragraph (c) is hereby deleted.

8.  Priority of Security Interests. Section 3.8 is hereby deleted.

9.  Affirmative Covenants. Sections 5.1, 5.2, 5.3, and 5.4 are hereby deleted in their entirety.

10.  Financial Covenants. Section 6.2 is hereby deleted.

11.  Additional Remedies. Section 7.2 is hereby deleted.

12.  Negative Covenants. Section 8.1 through 8.6, inclusive of the Loan Agreement are deleted and Section 8.1 is restated as follows:

8.1 Indebtedness. Without the prior written consent of the Bank, granted or withheld in its sole discretion, Borrower shall not, in any single fiscal year, incur, create, assume, or add any additional indebtedness or liability in an amount which exceeds One Million ($1,000,000.00) Dollars in the aggregate (“Annual New Indebtedness Limitation”). For the purposes of calculating the Annual New Indebtedness Limitation, the aggregate debt amount, shall not include, for the sole purposes of this Section, indebtedness which is non-recourse to the Borrower, or indebtedness assumed by Borrower in the acquisition of real property to be held by Borrower for investment purposes.

13.  Cross Default. This Agreement and the Note are made and issued in conjunction with other credit commitments and loans to the Borrower from Bank. A default under this Agreement and/or the Note shall constitute a default under all commitments and loans issued to Borrower by Bank, including, but not limited to, the SunTrust Promissory Note dated July 1, 2002 in the original principal amount of Eight Million ($8,000,000.00) Dollars executed by Borrower (“$8,000,000.00 Note”). A default by Borrower under any other commitment or loan document (i.e. notes, mortgages, UCC-1’s, assignment of rents, loan agreements, etc.), including, but not limited to the $8,000,000.00 Note made by Borrower in favor of Bank, shall be deemed and shall constitute a default in this Agreement and the Note.

14.  Cross Termination. This Agreement and the Note are made and issued in conjunction with an Eight Million ($8,000,000.00) Dollar loan facility (“$8,000,000.00 Loan Facility”) as evidenced by the $8,000,000.00 Note. In the event of the payment and satisfaction of the $8,000,000.00 Note by Borrower, which payment and satisfaction shall be deemed to be a termination of the $8,000,000.00 Loan Facility, then the entire amount due to Bank from Borrower pursuant to the Note, shall immediately be due and payable.

15.  Reaffirmation. Borrower agrees, stipulates and confirms that the loan documents, including this Second Amendment and the Modified Note are valid, binding and enforceful in accordance with their respective terms, and nothing herein contained shall invalidate, mitigate or offset the Borrower’s obligation to pay the indebtedness evidenced by the Modified Note or to perform the obligations set forth in the Loan Agreement, as herein modified.

16.  Miscellaneous. Except as expressly provided for herein, all other terms and provisions of the Loan Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed on the date shown below the signature of each.

WITNESSES: /s/ Devon Dorato Witness Signature Printed Name: Devon Dorato /s/ Matthew Vaughn Witness Signature Printed Name: Matthew Vaughn	BANK: SUNTRUST BANK By: /s/ Stephen L. Leister Name: Stephen L. Leister Title: First Vice President Signature Date: March 29, 2007_______

WITNESSES: /s/ Devon Dorato Witness Signature Printed Name: David Dorato /s/ Matthew Vaughn Witness Signature Printed Name: Matthew Vaughn	BORROWER: CONSOLIDATED-TOMOKA LAND CO., a Florida corporation By: /s/ Bruce W. Teeters Name: Bruce W. Teeters Title: Sr. Vice President and Chief Financial Officer Signature Date: March 29, 2007___